SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

November 12, 2008
Date of report (Date of earliest event reported)

Petroleum Development Corporation
Exact Name of Registrant as Specified in Charter

Nevada	0-7246	95-2636730
State or Other Jurisdiction of Incorporation	Commission File Number	IRS Employer Identification Number

120 Genesis Boulevard, Bridgeport, WV  26330
Address of Principal Executive Offices

304-842-3597
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

No Change
Former Name or Former Address, if Changed Since Last Report

Item 1.01.                      Entry into a Material Definitive Agreement

Item 2.03                      Creation of a Direct Financial Obligation or an Obligation under an
Off-Balance Sheet Arrangement of a Registrant

As of November 12, 2008, Petroleum Development Corporation (the “Company”) entered into a Fifth Amendment (the “Fifth Amendment”) to its Credit Facility with JPMorgan Chase Bank, N.A. and BNP Paribas, dated as of November 4, 2005, and previously amended on August 9, 2007, October 16, 2007, and July 15, 2008 (the “Credit Facility”).  The Fifth Amendment increases the available amount from $300 million to $375 million.  The Fifth Amendment also amends certain covenants, including additional flexibility in the hedging restrictions and slightly adjusts borrowing spends.

The above descriptions are qualified entirely by reference to the copy of the Fifth Amendment, which is attached as Exhibit 10.1 and incorporated by reference herein.

EXHIBIT INDEX

Item 9.01.  Financial Statements and Exhibits.

Exhibit No.	Description
10.l
Fifth Amendment to Amended and Restated Credit Agreement dated as of November 12, 2008, by and among the Company, certain of its subsidiaries, JPMorgan Chase Bank, NA, BNP Paribas and various other banks.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROLEUM DEVELOPMENT CORPORATION

Date:	November 19, 2008

By:	/s/ Richard W. McCullough
Richard W. McCullough
CEO and President